Phunware Reports First Quarter 2025 Financial Results

New Customer Launches Drive 40% Revenue Growth for Software Subscriptions and Services

Strong Balance Sheet of $109.7 Million Powering R&D Activities in AI-Driven Customer Platform and Corporate Initiatives

AUSTIN, Texas – May 12, 2025 - Phunware, Inc. (“Phunware” or the “Company”) (NASDAQ: PHUN), a leader in enterprise cloud solutions for mobile applications, today reported financial results for the first quarter ended March 31, 2025.

Financial Highlights

•
Software subscriptions and services revenue increased 40% to $0.6 million in Q1 2025, as compared to Q1 2024.
•
Q1 2025 software and subscription bookings totaled $0.4 million.
•
Net loss was $3.7 million for the three months ended March 31, 2025, as compared to $2.3 million in the previous year period.
o
Primary driver for net loss increase was $1.2 million one-time legal expenses related to the Wild Basin litigation bench trial that concluded in Q1 2025; a decision is expected in Q3 2025.
•
Net loss per share improved to ($0.18) per share in Q1 2025, as compared to ($0.33) per share in Q1 2024.
•
Net cash used in operations decreased to $3.3 million for the three months ended March 31, 2025, compared to $5.5 million for the previous year period.
•
Cash and cash equivalents as of March 31, 2025, was $109.7 million.

Recent Business Highlights

•
During Q1 2025, added three (3) new customers in the hospitality vertical. Momentum carried into Q2, with a new $0.5 million booking for a multi-location health care facility.
•
Appointed Quyen Du to the Board of Directors, a 25-year corporate strategy and development executive with Fortune 500 consumer brands.
o
Her appointment satisfies Nasdaq Stock Market LLC (“Nasdaq”) continued listing requirements for audit committee service.
•
Attended investor and industry conferences including the 37th Annual ROTH Conference and upcoming 2025 Hospitality Industry Technology Exposition and Conference (HITEC®) June 16–19 in Indianapolis, Indiana.

Management Commentary

“The first quarter of 2025 was underscored by new customers and bookings and continued focus on our AI-related initiatives,” said interim CEO Stephen Chen. “First quarter revenues of $0.7 million and gross margin of 52% were driven by a 40% increase in Mobile software subscriptions and services with delivered customer projects. With an existing hospitality customer, we launched an integrated conference solution including dynamic wayfinding, mobile engagement messaging, events scheduling, and content management. With a well-known resort and entertainment venue customer, we launched our hospitality industry solution application to enhance guest experiences."

“Software bookings for the first quarter were $0.4 million and we continue to accelerate our pipeline while simultaneously shortening the sales cycle. With three new customers in the hospitality vertical during the first quarter, and a $0.5 million multi-location health care facility booking in the second quarter, we believe customer momentum continues to accelerate.”

“We were honored to appoint Quyen Du to our Board of Directors in February. Ms. Du brings 25 years’ experience in strategy and corporate development as an executive at Fortune 500 consumer brands. She has an impressive record of guiding strategic growth and will add tremendous expertise to our Board for Phunware investments, M&A and new business development strategies. We are happy to announce that Ms. Du was elected to three-year term at our most recent stockholders' meeting.”

“While we've seen some softness in the ad market, we are focused on new opportunities in that market and investing in marketing and research and development in generative and agentic AI initiatives, among others. We remain committed to reinforcing our core business units, identifying high-impact investment and M&A opportunities, driving operational excellence, and aligning our cost structure for long-term scalability. We are also committed to enhancing our team with experienced sales, marketing, and technology professionals to amplify market visibility and accelerate customer acquisition.”

“Looking ahead, we are developing additional features and functionalities for our existing products, including AI-related features such as AI Personal Concierge for hospitality customers and their guests and Intelligent Reporting for large real property owners. We expect to launch the initial AI Personal Concierge product in mid-2025. With our leadership position in mobile app development, combined with compelling new technology improvements and AI integration, we are executing on our strategic vision to deliver our solutions globally. I look forward to additional announcements and milestones in the months ahead,” concluded Chen.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest expense (income), income tax expense, depreciation, and further adjusted for non-cash impairment, valuation adjustments and stock-based compensation expense. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET LOSS TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
Net loss	$(3,723)	$(2,292)
Add back: Depreciation	4	4
Add back: Interest expense	9	108
Less: Interest income	(1,119)	(140)
EBITDA	(4,829)	(2,320)
Add back: Stock-based compensation	86	630
Less: Gain on extinguishment of debt	-	(535)
Adjusted EBITDA	$(4,743)	$(2,225)

About Phunware

Phunware, Inc. (NASDAQ: PHUN) is an enterprise software company specializing in mobile app solutions with integrated intelligent capabilities. We provide businesses with the tools to create, implement, and manage custom mobile applications, analytics, digital advertising, and location-based services. Phunware is transforming mobile engagement by delivering scalable, personalized, and data-driven mobile app experiences.

Phunware’s mission is to achieve unparalleled connectivity and monetization through the widespread adoption of Phunware mobile technologies, leveraging brands, consumers, partners, digital asset holders, and market participants. Phunware is poised to expand its software products and services audience through a new Generative AI platform which is in development, utilize and monetize its patents and other intellectual property, and renewed focus on development of a digital asset ecosystem for existing holders and new market participants.

For more information on Phunware, please visit www.phunware.com. To better understand and leverage generative AI and Phunware’s mobile app technologies, visit ai.phunware.com.

Safe Harbor / Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” and similar expressions are intended to identify forward-looking statements. For example, Phunware is using forward-looking statements when it discusses the adoption and impact of emerging technologies and their use across mobile engagement platforms.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements involve risks, uncertainties, and other assumptions that may cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the SEC. We undertake no obligation to update any forward-looking statements.

By their nature, forward-looking statements involve risks and uncertainties. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those expressed or implied by these forward-looking statements.

Investor Relations Contact:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

PHUN@mzgroup.us

www.mzgroup.us

Phunware Media Contact:
Joe McGurk, Managing Director
917-259-6895
PHUN@mzgroup.us

Phunware, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
Assets:	(Unaudited)
Current assets:
Cash and cash equivalents	$109,719	$112,974
Accounts receivable, net of allowance for credit losses of $264 and $166 as of March 31, 2025 and December 31, 2024, respectively	697	276
Digital currencies	82	103
Prepaid expenses and other current assets	588	406
Total current assets	111,086	113,759
Non-current assets:
Property and equipment, net	20	24
Right-of-use asset	770	840
Other assets	158	158
Total non-current assets	948	1,022
Total assets	$112,034	$114,781

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,073	$3,754
Accrued expenses	492	148
Deferred revenue	1,124	1,034
Lease liability	320	313
PhunCoin subscription payable	1,202	1,202
Total current liabilities	7,211	6,451
Deferred revenue	660	528
Lease liability	537	619
Total noncurrent liabilities	1,197	1,147
Total liabilities	8,408	7,598
Commitments and contingencies (See Note 7)	-	-
Stockholders' equity
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 20,180,875 shares issued and 20,170,745 share outstanding as of March 31, 2025 and 20,166,665 shares issued and 20,156,535 shares outstanding as of December 31, 2024	2	2
Treasury Stock	(502)	(502)
Additional paid-in capital	421,169	421,003
Accumulated deficit	(317,043)	(313,320)
Total stockholders' equity	103,626	107,183
Total liabilities and stockholders' equity	$112,034	$114,781

Phunware, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share information)

	Three Months Ended
	March 31,
	2025	2024

Net revenues	$688	$921
Cost of revenues	329	397
Gross profit	359	524
Operating expenses:
Sales and marketing	896	443
General and administrative	3,464	2,471
Research and development	813	484
Total operating expenses	5,173	3,398
Operating loss	(4,814)	(2,874)
Other income (expense):
Interest expense	(9)	(108)
Interest income	1,119	140
Gain on extinguishment of debt	-	535
Other (expense) income, net	(19)	15
Total other income	1,091	582
Loss before taxes	(3,723)	(2,292)
Income tax expense	-	-
Net loss	(3,723)	(2,292)
Net loss per share, basic and diluted	$(0.18)	$(0.33)
Weighted-average shares used to compute net loss per share, basic & diluted	20,169,640	6,864,226

Phunware, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended
	March 31,
	2025	2024
Operating activities
Net loss	$(3,723)	$(2,292)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on extinguishment of debt	-	(535)
Stock-based compensation	86	630
Other adjustments	132	329
Changes in operating assets and liabilities:
Accounts receivable	(444)	(82)
Prepaid expenses and other assets	(182)	(11)
Accounts payable and accrued expenses	663	(2,893)
Lease liability payments	(89)	(185)
Deferred revenue	222	(286)
Net cash used in operating activities from continued operations	(3,335)	(5,325)
Net cash used in operating activities from discontinued operations	-	(205)
Net cash used in operating activities	(3,335)	(5,530)
Investing activities
Net cash provided by (used in) investing activities	-	-
Financing activities
Proceeds from sales of common stock, net of issuance costs	80	23,204
Net cash provided by financing activities	80	23,204

Effect of exchange rate on cash	-	(41)
Net (decrease) increase in cash and cash equivalents	(3,255)	17,633
Cash and cash equivalents at the beginning of the period	112,974	3,934
Cash and cash equivalents at the end of the period	$109,719	$21,567

Supplemental disclosure of cash flow information
Interest paid	$9	$4
Income taxes paid	$-	$26
Supplemental disclosures of non-cash financing activities:
Issuance of common stock upon conversion of the 2022 Promissory Note	$-	$4,505
Issuance of common stock for payment of bonuses and consulting fees	$-	$35